Exhibit 5.1
[Statoil Letterhead]
Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway
May 29, 2007
Ladies and Gentlemen:
I have acted as General Counsel of Statoil ASA (the “Company”), in connection with the registration on Form F-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) of an indeterminate principal amount of debt securities (the “Debt Securities”) and ordinary shares (the “Ordinary Shares”) of the Company. I am delivering this opinion pursuant to the requirements of Form F-3.
In connection with my opinion, I have examined such corporate records, certificates and other documents and such questions of law as I have deemed necessary or appropriate for purposes of this opinion.
Based upon and subject to the foregoing, I am of the opinion that:
(a)	the Company has been duly incorporated and is in good standing and validly existing as a public limited company (allmennaksjeselskap) under the laws of the Kingdom of Norway;
(b)	when the Registration Statement has become effective under the Act, the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(c)	when the Registration Statement has become effective under the Act, and the Ordinary Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Company’s memorandum and articles of association and so as not to violate any applicable law, such Ordinary Shares will have been validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders);
(d)	the issued and outstanding share capital of the Company conforms to the description thereof contained in the Prospectus included in the Registration Statement; and
(e)	the statements in the Prospectus included in the Registration Statement under the captions “Enforceability of Civil Liabilities”, “Taxation — Norwegian Taxation of Debt Securities” and “Taxation — Norwegian Taxation of Ordinary Shares and ADSs”, to the extent such statements relate to matters of Norwegian law or regulation or to the provision of documents governed by the laws of Norway therein described, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.
The opinions expressed herein are limited to questions arising under the laws of the Kingdom of Norway as they stand and have been interpreted in published case law of the courts in the Kingdom of Norway as of the date hereof, and I have not investigated the laws of any jurisdiction other than the Kingdom of Norway and I do not express or imply an opinion on the laws of any jurisdiction other than the Kingdom of Norway.
This opinion is furnished to you solely for your benefit and may not be used or relied upon by or published or communicated to any other person or entity for any purpose whatsoever without my prior written consent.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the captions “Taxation — Norwegian Taxation of Debt Securities” and “Validity of Securities” in the Prospectus included therein. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required within Section 7 of the Act.
Very truly yours,
/s/ Tom Melbye Eide
Tom Melbye Eide
General Counsel